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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-4 (Registration Number 33-54996), and Form S-8 (Registration Numbers 33-9790, 33-17982, 33-53564 and 33-50987) of Service
Corporation International and in the related Prospectuses of our report dated February 8, 1993, with respect to the consolidated financial statements and schedules of Service Corporation International for the years ended December 31, 1992 and 1991 included in this Annual Report (Form 10-K) for the year ended December 31, 1993.





                                                           Ernst & Young

Houston, Texas
March 30, 1994